UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2005

GlycoGenesys, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-26476	33-0231238
(Commission File Number)	(IRS Employer Identification No.)

31 St. James Avenue, Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

(617) 422-0674

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On May 2, 2005 GlycoGenesys, Inc. (the “Company”) entered into a master services agreement (the “Agreement”) with Veristat, Inc. The following description of the Agreement is a summary of the material terms of the Agreement and does not purport to be complete.

Under the Agreement, Veristat shall provide services in connection with two clinical trials; the Company’s Phase I dose escalation solid tumor trial and its Phase I/II dose escalation multiple myeloma trial. In connection with the solid tumor trial, Veristat will complete ongoing and provide additional clinical data management and support services, including database design and development, data entry, medical writing and coding, as well as statistical analyses. In connection with the multiple myeloma trial, Veristat will provide clinical data management and support services, including database design and development, case report form development, data entry, medical writing and coding, as well as statistical analyses. The Agreement ends upon the later of five (5) years from the date of this Agreement or completion of the last effective Work Order executed prior to such 5-year period. The Company may terminate the Agreement upon default by Veristat of any of its material obligations under this Agreement that is not cured within fifteen (15) days of written notice. The Company may terminate this Agreement for any reason upon thirty (30) days prior written notice or any individual Work Order upon ten (10) days prior written notice. Veristat may terminate the Agreement upon default by the Company of any of its material obligations under this Agreement that is not cured within fifteen (15) days after receipt of written notice.

The Agreement contains standard confidentiality and ownership of work product and inventions provisions applicable to Veristat. The Agreement contains standard representations and warranties of Veristat regarding the services to be performed under the Agreement. Veristat agrees to defend, indemnify and hold the Company harmless from and against any and all damages, liabilities, costs and expenses arising out of any claim that the deliverables and/or any work product provided pursuant to the Agreement infringes or violates any copyright, trade secret, or other intellectual property right of a third party, and will pay all costs and damages arising from such claim.

Item 1.02 Termination of a Material Definitive Agreement

On May 4, 2005, the Company provided 30 days written notice that is was terminating its clinical research services agreement with ARS, Inc. under which ARS provided clinical data management and support services, including database design and programming, data capture, medical coding and general project management for the Company’s Phase I dose escalation solid tumor trial. ARS will transition its responsibilities under the clinical research services agreement to the Company or its designated consultants and Veristat. The clinical research services agreement was terminated as the Company does not require the services of ARS given the Company’s agreement with Veristat.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2005	By:	/s/ Bradley J Carver
Bradley J Carver
President and Chief Executive Officer